Exhibit 99.1

NEWS RELEASE

Coeur Announces Positive Results of Stockholder Votes and Completes Acquisition of Paramount Gold and Silver

Chicago, Illinois - April 17, 2015 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) announced that the proposals related to the previously announced acquisition of Paramount Gold and Silver Corp. (“Paramount”) were approved by both Coeur stockholders and Paramount stockholders and that the transaction has closed.

Based on the vote results at a special meeting of Coeur stockholders held today, Coeur’s proposal was approved by Coeur stockholders owning approximately 98.2% of shares voted. Based on the vote results at a special meeting of Paramount stockholders held today, Paramount’s proposal was approved by Paramount stockholders owning approximately 96.9% of shares voted.

In connection with today’s closing of the transaction, approximately 32.7 million shares of Coeur common stock were issued to Paramount stockholders and approximately $10 million in cash was contributed to Paramount Gold Nevada Corp., a wholly-owned subsidiary of Paramount in which Coeur has retained a 4.9% interest.

Coeur expects to complete a mineral reserve and resource estimate for its Palmarejo mine in Mexico, which includes the newly acquired assets, and file a National Instrument 43-101 compliant technical report on www.sedar.com during the second quarter of 2015.

About Coeur

Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with five precious metals mines in the Americas employing approximately 2,100 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and the Correnso mine in New Zealand. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding completion of mineral reserve and resource estimates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that Coeur will not realize any or all of the anticipated benefits from the Paramount acquisition, the risk that development and operating synergy goals for the Paramount acquisition will not be met and that disruptions from the transaction will harm relationships with customers, employees, suppliers and regulators, the risk that unexpected costs will be incurred, the outcome of litigation (including with respect to the Paramount acquisition), the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on

Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information:

Bridget Freas, Director, Investor Relations

(312) 489-5819

Donna Mirandola, Director, Corporate Communications

(312) 489-5842

www.coeur.com

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